=================================================================

      As filed with the Securities and Exchange Commission
                        on April 10, 2000.

                                  Registration No. 333-__________


                          UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549
                  ----------------------------

                            FORM S-8
     REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                  ----------------------------

                     TEMTEX INDUSTRIES, INC.
     (Exact name of Registrant as specified in its charter)


                Delaware                        75-1321869
     (State or other jurisdiction of         (I.R.S. Employer
     incorporation or organization)         Identification No.)

            5400 LBJ Freeway
               Suite 1375
              Dallas, Texas                        75240
(Address of Principal Executive Offices)        (Zip Code)

                     ----------------------
                  1999 OMNIBUS SECURITIES PLAN
                    (Full title of the plan)

                      ---------------------


       Roger N. Stivers                      Copy to:
    Chief Financial Officer          J. David Washburn, Esq.
       5400 LBJ Freeway                 ARTER & HADDEN LLP
          Suite 1375               1717 Main Street, Suite 4100
         Dallas, Texas              Dallas, Texas  75201-4605
     (Name and address of                 (214) 761-2100
      agent for service)

                         (972) 726-7175
                       (Telephone number,
                      including area code,
                      of agent for service)

                    ------------------------


                 CALCULATION OF REGISTRATION FEE

<CAPTION
                                         Proposed Maximum    Proposed Maximum      Amount of
 Title of Securities    Amount to be    Offering Price Per  Aggregate Offering    Registration
to be Registered (1)     Registered           Share                Price              Fee
--------------------    ------------     ----------------   ------------------  ---------------
Common Stock           175,000 shares          (2)              $253,120(2)          $66.82
$.20 par value


     (1) The securities to be registered represent shares of Common Stock reserved for issuance under the 1999 Omnibus Securities Plan of Temtex Industries, Inc. (the "Plan"). Pursuant to Rule 416, shares of Common Stock of the Company issuable pursuant to the exercise of options granted or to be granted under the Plan in order to prevent dilution resulting from any future stock split, stock divided or similar transaction, are also being registered hereunder.

     (2) Estimated pursuant to Rule 457(h) solely for the purpose of calculating the registration fee as follows: (i) the maximum proposed offering price at which outstanding options under the Plan (91,000 shares of Common Stock) may be exercised is $148,120 and (ii) the maximum proposed offering price at which unissued options may be exercised under the Plan (84,000 shares of Common Stock) is $105,000, calculated on the basis of the average of the high and low sales prices per share of Common Stock on the Nasdaq Stock Market's SmallCap Market on April 6, 2000 ($1.25), in accordance with Rule 457(c).

================================================================

                             PART I

      INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.   Plan Information.*

Item 2.   Registrant Information and Employee Plan Annual
          Information.*

*    Information required by Part I to be contained in the
     Section 10(a) Prospectus is omitted from the Registration
     Statement in accordance with Rule 428 under the Securities
     Act of 1933, as amended (the "Securities Act"), and the Note to Part I of Form S-8.



       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

     Temtex Industries, Inc. (the "Company") hereby incorporates by reference in this Registration Statement the following documents previously filed or to be filed with the Securities and Exchange Commission (the "Commission"):

     (a) the Company's Annual Report on Form 10-K for the fiscal year ended August 31, 1999;

     (b) the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended November 30, 1999;

     (c) the description of the Company's common stock, par value $.20 per share (the "Common Stock"), contained in the Company's Registration Statement on Form 8-A, including any amendment or report filed for the purpose of updating such description; and

     (d) all documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Registration Statement shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents until such time as there shall have been filed a post-effective amendment that indicates that all securities offered under the Registration Statement have been sold or that deregisters all securities remaining unsold at the time of the amendment.

     Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that the statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein, or in any document forming any part of the Section 10(a) Prospectus to be delivered to participants in connection with, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities.

     Not Applicable.

Item 5.   Interests of Named Experts and Counsel.

     Not Applicable.

Item 6.   Indemnification of Directors and Officers.

     Section 145 of the General Corporation Law of the State of Delaware provides generally that a Delaware corporation may indemnify its directors and officers against expenses, judgments, fines and settlements actually and reasonably incurred by them in connection with any civil suit or action, except actions by or in the right of the corporation, or any administrative or investigative proceeding if, in connection with the matters in issue, they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and in connection with any criminal suit or proceeding, if in connection with the matters in issue, they had no reasonable cause to believe their conduct was unlawful.
Section 145 further provides that in connection with the defense or settlement of any action by or in the right of the corporation, a Delaware corporation may indemnify its directors and officers against expenses actually and reasonably incurred by them, if, in connection with the matters in issue, they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation. Section 145 further permits a Delaware corporation to grant its directors and officers additional rights of indemnification through bylaw provisions and otherwise and to purchase indemnity insurance on behalf of its directors and officers.

     Article Eleventh of the Registrant's Certificate of
Incorporation provides that no director shall be liable to the Registrant or its stockholders for monetary damages for breach of the duty of care to the fullest extent permitted by the General
Corporation Law of the State of Delaware.

     Article Eleventh of the Registrant's Certificate of
Incorporation and Article Seventh, Section 7, of the Registrant's bylaws provide, in general, that the Registrant shall indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law.

Item 7.   Exemption from Registration Claimed.

     Not applicable.

Item 8.   Exhibits.
(a)  Exhibits.

       Exhibit         Description
     -----------       -----------------------------------------
         4.1           1999 Omnibus Securities Plan for Temtex
                       Industries, Inc. (the "Plan") (filed herewith)
         4.2           Form of Stock Option Agreement relating to
                       options granted under the Plan (filed herewith)
         5.1           Opinion of Arter & Hadden LLP (filed herewith)
        23.1           Consent of Arter & Hadden LLP (included in
                       their opinion filed as Exhibit 5.1) (filed herewith)
        23.2           Consent of Ernst & Young LLP (filed herewith)

Item 9.        Undertakings.

     A.   The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that clauses (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                    [Signature Page Follows]

                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, Texas, on April 6, 2000.

     TEMTEX INDUSTRIES, INC.


                         By:  /s/  R. N. STIVERS
                            ------------------------------------
                              R.N. Stivers
                              Vice President - Finance
                              and Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons and in the capacities indicated on April 6, 2000.

Signature                       Title
------------------------------  --------------------------------

   /s/ James E. Upfield         Chairman of the Board
------------------------------
James E. Upfield


   /s/ E. R. Buford             Chief Executive Officer, President
------------------------------  and Director (Principal Executive
E. R. Buford                    Officer)


   /s/ R. N. Stivers            Vice President - Finance and Chief
------------------------------  Financial Officer
R. N. Stivers                   (Principal Financial and Accounting
                                Officer)


------------------------------  Director
Richard W. Griner


------------------------------  Director
Joseph V. Mariner, Jr.


   /s/ Larry J. Parsons         Director
------------------------------
Larry J. Parsons


   /s/ Scott K. Upfield         Director
------------------------------
Scott K. Upfield

                          EXHIBIT INDEX

       Exhibit       Description
     -----------     -------------------------------------------------
         4.1         1999 Omnibus Securities Plan for Temtex
                     Industries, Inc. (the "Plan") (filed herewith)
         4.2         Form of Stock Option Agreement relating to
                     options granted under the Plan (filed herewith)
         5.1         Opinion of Arter & Hadden LLP (filed herewith)
        23.1         Consent of Arter & Hadden LLP (included in their
                     opinion filed as Exhibit 5.1) (filed herewith)
        23.2         Consent of Ernst & Young LLP (filed herewith)